Exhibit 32

February 12, 2021
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

     The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the annual report on Form 10-K of Delta Air Lines, Inc. ("Delta") for the annual period ended December 31, 2020 (the "Report").

     Each of the undersigned, the Chief Executive Officer, the Interim Co-Chief Financial Officer and Senior Vice President - Finance and Controller and the Interim Co-Chief Financial Officer and Senior Vice President - Business Development and Financial Planning, respectively, of Delta, hereby certifies that, as of the end of the period covered by the Report:

1.such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Delta.

/s/ Edward H. Bastian
Edward H. Bastian
Chief Executive Officer

/s/ William C. Carroll
William C. Carroll
Interim Co-Chief Financial Officer and Senior Vice President - Finance and Controller

/s/ Garrett L. Chase
Garrett L. Chase
Interim Co-Chief Financial Officer and Senior Vice President - Business Development and Financial Planning